Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736


Amendment to Investment Advisory Agreement for Forty Portfolio dated December 3, 2010 is incorporated herein by reference to Exhibit (d)(63) to Post-Effective Amendment No. 50 to Janus Aspen Series registration statement on Form N-1A, filed on February 14, 2011, accession number 0000950123-11-012992 (File No. 33-63212).

Amendment to Investment Advisory Agreement for Janus Portfolio dated December 3, 2010 is incorporated herein by reference to Exhibit (d)(64) to Post-Effective Amendment No. 50 to Janus Aspen Series registration statement on Form N-1A, filed on February 14, 2011, accession number 0000950123-11-012992 (File No. 33-63212).

Amendment to Investment Advisory Agreement for Overseas Portfolio dated December 3, 2010 is incorporated herein by reference to Exhibit (d)(65) to Post-Effective Amendment No. 50 to Janus Aspen Series registration statement on Form N-1A, filed on February 14, 2011, accession number 0000950123-11-012992 (File No. 33-63212).

Amendment to Investment Advisory Agreement for Worldwide Portfolio dated December 3, 2010 is incorporated herein by reference to Exhibit (d)(66) to Post-Effective Amendment No. 50 to Janus Aspen Series registration statement on Form N-1A, filed on February 14, 2011, accession number 0000950123-11-012992 (File No. 33-63212).

Amendment to Investment Advisory Agreement for Janus Aspen Perkins Mid Cap Value Portfolio dated December 3, 2010 is incorporated herein by reference to Exhibit
(d)(67) to Post-Effective Amendment No. 50 to Janus Aspen Series registration statement on Form N-1A, filed on February 14, 2011, accession number 0000950123-11-012992 (File No. 33-63212).